Exhibit 99.5

NOTICE OF GUARANTEED DELIVERY

OF

COMMON SHARES OF

NATIONAL BANCSHARES CORPORATION

This form, or a facsimile hereof, must be used in connection with your election if:

1. The certificate(s) for the common shares of National Bancshares Corporation (“NBOH”) are not immediately available;

2. Time will not permit the Election Form and Letter of Transmittal and other required documents to be delivered to the Exchange Agent on or before the Election Deadline; or

3. The procedures for book-entry transfer cannot be completed on a timely basis.

This form and the Election Form and Letter of Transmittal may be delivered by mail or facsimile transmission to the Exchange Agent, and must be received by the Exchange Agent before the Election Deadline.

The Exchange Agent is:

Computershare Trust Company, N.A. and Computershare Inc.

If delivering by mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By facsimile transmission: For Eligible Institution Only: (617) 360-6810 Suite V For Confirmation Only Telephone: (781) 575-2332	If delivering by courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street Canton, MA 02021

Delivery of this form to an address other than as set forth above or transmission via facsimile to a number other than one listed above does not constitute a valid delivery.

The undersigned hereby surrenders to Computershare Trust Company, N.A. and Computershare, Inc., the Exchange Agent, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of January 27, 2015 (as it may be amended from time to time, the “Merger Agreement”), entered into by and between Farmers National Banc Corp. (“Farmers”) and NBOH, the Proxy Statement and the related Election Form and Letter of Transmittal, receipt of which are hereby acknowledged, the number of NBOH common shares set forth on the reverse side of this Notice of Guaranteed Delivery.

Number of Shares Surrendered:

Certificate Number(s) (if available):

☐ Check Box if Shares Will Be Surrendered by Book-Entry

Transfer DTC Account Number:

Name(s) of Record Holder(s):

Address:

Telephone Number: ( )

Social Security Number or Employer Identification Number:
Dated: , 201

Signature (s)

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, hereby guarantees to deliver to the Exchange Agent certificates representing the shares tendered hereby, in proper form for transfer (or surrender shares pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company), together with (i) a properly completed and duly executed Election Form and Letter of Transmittal (or facsimile thereof) with any required signature guarantees, and (ii) any other required document, within two business days after the Election Deadline, which will be 5:00 p.m., New York Time, on June 11, 2015.

Name of Firm:

(Authorized Signature)

Address:	Name:

Title:

Telephone Number: ( )	Dated: , 2015

DO NOT SEND SHARE CERTIFICATE(S) WITH THIS FORM. SHARE CERTIFICATE(S) MUST BE SENT

WITH THE ELECTION FORM AND LETTER OF TRANSMITTAL.

This form is not to be used to guarantee signatures. If a signature on the Election Form and Letter of Transmittal requires a Medallion Signature Guarantee, such guarantee must appear in the applicable space provided on the Election Form and Letter of Transmittal. If you have any questions or would like to request additional copies of the election materials, please call Farmers’ Information Agent, Morrow & Co., LLC at (800) 267-0201.

Please indicate below your election with respect to the number of shares set forth on this Notice of Guaranteed Delivery:

ELECTION OPTIONS

STOCK ELECTION (4.034 Farmers common shares for each NBOH common share)

☐ Mark this box to elect to make a stock election with respect to ALL of your NBOH common shares.

☐ Mark this box to elect to make a stock election with respect to the following number of your NBOH common shares:                 . Please fill in the number of shares for which you would like to make a stock election.

CASH ELECTION ($32.15 in cash without interest for each NOBH common share)

☐ Mark this box to elect to make a cash election with respect to ALL of your NBOH common shares.

☐ Mark this box to elect to make a cash election with respect to the following number of your NBOH common shares:                . Please fill in the number of shares for which you would like to make a cash election.

NO ELECTION

☐ Mark this box to make no election with respect to ALL of your NBOH common shares.

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